Delaware

The First State

I, JEFFREY W. BULLOCK, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE CERTIFICATE OF FORMATION OF "AMERICAN PACIFIC INVESTCORP GP, LLC", FILED IN THIS OFFICE ON THE SECOND DAY OF JULY, A.D. 2010, AT 3:03 O'CLOCK P.M.

4844007 8100

100714596

You may verify this certificate online
at corp.delaware.gov/authver.shtml

Jeffrey W Bullock, Secretary of State

AUTHENTICATION: 8095065

DATE: 07-02-10

State of Delaware
Secretary of State
Division of Corporations
Delivered 03:31 PM 07/02/2010
FILED 03:03 PM 07/02/2010
SRV 100714596 - 4844007 FILE

CERTIFICATE OF FORMATION
OF
AMERICAN PACIFIC INVESTCORP GP, LLC

This Certificate of Formation of AMERICAN PACIFIC INVESTCORP GP, LLC, dated as of July 2, 2010, is being duly executed and filed by the undersigned, as an authorized person, to form a limited liability company under the Delaware Limited Liability Company Act (6 Del. C. § 18-101, et seq.).

FIRST. The name of the limited liability company formed hereby is AMERICAN PACIFIC INVESTCORP GP, LLC (the "Company").

SECOND. The address of the registered office of the Company in the State of Delaware is Corporation Service Company, 2711 Centerville Road, Suite 400, Wilmington, Delaware 19808.

THIRD. The name and address of the registered agent for service of process on the Company in the State of Delaware is Corporation Service Company, 2711 Centerville Road, Suite 400, Wilmington, Delaware 19808.

IN WITNESS WHEREOF, the undersigned has executed this Certificate of Formation.

Name: Robyn Tuerk
Title: Authorized Person